UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

CURTISS-WRIGHT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Waterview Boulevard
Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 541-3700

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Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2013, the Board of Directors for Curtiss-Wright Corporation (NYSE: CW) (the “Company”) announced the appointment of Thomas P. Quinly to the office of Chief Operating Officer of the Company. Mr. Quinly will report directly to Mr. David C. Adams, who was recently promoted to the position of President and Chief Executive Officer of Curtiss-Wright Corporation.

Mr. Quinly has more than 30 years of experience across the defense, aerospace and commercial industries. Since joining the Company, Mr. Quinly has managed an extensive product portfolio within the core markets of defense, commercial aerospace and general industrial and has solidified market leadership positions in the embedded computing, position sensing, actuation and controls markets. Most recently, he led the Company’s Controls segment, successfully achieving strong organic growth, consistently expanding operating margins and enhancing the global product portfolio with 16 acquisitions.

Reporting to Mr. Quinly will be the VP/General Managers of the operating segments.

For the five years prior to his new position, Mr. Quinly has been President of the Controls’ segment of Curtiss-Wright Corporation with overall responsibility for the segments’ strategic goals, technology development, global operations and financial performance. During his tenure, annual segment sales grew to $875 million (based on current fiscal year 2013 guidance) from $597 million.

Mr. Quinly joined the Company in March 2004 with its acquisition of Dy4 where he held the position of President. Shortly after the acquisition, Mr. Quinly assumed the position of President, Embedded Computing group within the Controls segment. In this position, he was responsible for integrating the embedded computing business units under a cohesive brand in the defense market. Previously, he held various operating and leadership positions with leading defense electronics companies, including Lockheed-Martin, Allied Signal Aerospace and Advanced Technology Laboratories.

Mr. Quinly holds a Bachelor of Science Degree from Utah State University and a Masters’ Degree in Business Administration from St. Edwards University. He completed the Harvard Business School’s General Managers Program in 2001.

There is no family relationship between Mr. Quinly and any other executive officer or director of the Company, and there is no arrangement or understanding under which he was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Mr. Quinly has a material interest subject to disclosure under Item 404(a) of Regulation S-K. There have been no changes to any of Mr. Quinly’s previously announced material plans, contracts or arrangements as a result of this appointment.

A copy of the press release announcing Mr. Quinly’s appointment is attached as Exhibit 99.1 hereto.

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Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 31, 2013, of the Registrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION

By: /s/ Glenn E. Tynan

Glenn E. Tynan

Vice-President and

Chief Financial Officer

Date: October 31, 2013

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EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release, dated October 31, 2013, of the Registrant

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